                        INFORMATION FURNISHED IN LIEU OF

                                   FORM 11-K

                                 ANNUAL REPORT



                       Pursuant to Rule 15d-21 under the
                        Securities Exchange Act of 1934




                  FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1995




                    PLEXUS CORP. EMPLOYEE STOCK SAVINGS PLAN


                              (Full title of plan)


                                  PLEXUS CORP.
                             55 Jewelers Park Drive
                            Neenah, Wisconsin 54956




                 (Name of issuer of securities held pursuant to
                          the plan and the address of
                        its principal executive office)





                                                                      EXHIBIT 99
                                                                       1995 10-K

                    PLEXUS CORP. EMPLOYEE STOCK SAVINGS PLAN

                    REPORT ON AUDIT OF FINANCIAL STATEMENTS
                           AND SUPPLEMENTAL SCHEDULES
                FOR THE YEARS ENDED SEPTEMBER 30, 1995 AND 1994

                                    CONTENTS

                                                                     PAGES
                                                                     -----

Report of Independent Accountants                                      2


Financial Statements:

        Statements of Net Assets Available for Plan Benefits           3

        Statements of Changes in Net Assets Available for
         Plan Benefits                                                 4

        Notes to Financial Statements                                5-10


Supplemental Schedules:

        Form 5500, Item 27(a) - Schedule of Assets Held for
         Investment Purposes, September 30, 1995                      11

        Form 5500, Item 27(d) - Schedule of Reportable
         Transactions for the year ended September 30, 1995           12

                         [Coopers & Lybrand Letterhead]


REPORT OF INDEPENDENT ACCOUNTANTS

To the Plan Administrator
 and Employee-Participants

We have audited the financial statements of the Plexus Corp. Employee Stock Savings Plan as listed on the accompanying index. These financial statements are the responsibility of the Plan Administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of September 30, 1995 and 1994, and the changes in net assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules as listed on the accompanying index are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects, in relation to the basic financial statements taken as a whole.

/s/ Coopers & Lybrand LLP

Milwaukee, Wisconsin
December 15, 1995

PLEXUS CORP. EMPLOYEE STOCK SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
September 30, 1995 and 1994

                                                     1995           1994
                                                  ----------     ----------
                        ASSETS

Employer Securities Fund                          $ 7,786,431    $4,248,262

Balanced Fund                                       1,021,279       663,033

Diversified Equity Fund                               945,735       512,781

Principal Fund                                        508,925       343,642
                                                  -----------    ----------
        Net assets available for plan benefits    $10,262,370    $5,767,718
                                                  ===========    ==========

The accompanying notes are an integral part of these financial statements.

PLEXUS CORP. EMPLOYEE STOCK SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS for the years ended September 30, 1995 and 1994


                                                    1995            1994
                                                 -----------     -----------
Contributions:
  Employee pre-tax                               $ 1,187,497     $ 1,026,773
  Employer                                           644,443         562,902
                                                 -----------     -----------
                                                   1,831,940       1,589,675
Net appreciation in fair value of investments      2,916,337      (1,732,820)
Interest Income                                       33,316          17,135
                                                 -----------     -----------
                                                   4,781,593        (126,010)
                                                 -----------     -----------

Withdrawal and distributions to participants        (286,941)       (318,226)
                                                 -----------     -----------

      Net increase                                 4,494,652        (444,236)

Net assets available for plan benefits:
  Beginning of period                              5,767,718       6,211,954
                                                 -----------     -----------

  End of period                                  $10,262,370     $ 5,767,718
                                                 ===========     ===========


The accompanying notes are an integral part of these financial statements.

PLEXUS CORP. EMPLOYEE STOCK SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS

1.  DESCRIPTION OF PLAN:

    The following description of the Plexus Corp. Employee Stock Savings Plan (the "Plan") provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

    A. GENERAL: The Plan, effective January 1, 1989, is a contributory defined contribution plan covering all employees of Plexus Corp. (the "Company") who have completed one year of service. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

    B. CONTRIBUTIONS: Employee pre-tax contributions are based on voluntary written elections by the participants directing the Company to defer a stated amount from the participants' compensation. Participants may elect to defer a stated amount from the participants' of 1% up to 2.5% of their annual compensation as a basic contribution. In addition, participants may elect to defer up to additional 7.5% of their annual compensation as a supplemental contribution. The Company will make a matchng contribution on behalf of a participant equal to 100% of the basic contribution. All Company matching contributions are allocated to the Employer Securities Fund. There is no Company matching of the supplemental contribution. Contributions are limited by Section 401(k) of the Internal Revenue Code.

        The Plan allows participants to elect the investment vehicle for their contributions from among several investment options. Investment options consist of an Employer Securities Fund, a Balanced Fund, a Principal Fund, and a Diversified Equity Fund, or any combination of the four, maintained by the Associated Bank, N.A. (the "Trustee"). The Employer Securities Fund invests primarily in the common stock of the Company. The Balanced Fund invests primarily in a combination of equity, fixed income and money market securities (or similar investments), with the objective of producing consistent long-term growth. The Principal Fund invests primarily in guaranteed investment contracts, commercial paper, and other money market securities (or similar investments), with the objective of providing safety of principal while generating interset income. The Diversified Equity Fund invests in a diversified portfolio of common stocks with the goal of producing a high total return from a combination of stock price appreciation and cash dividends. For all four funds, there is no guarantee as to future returns nor is there a guarantee against loss of principal.

    C. PARTICIPANT ACCOUNTS AND ALLOCATIONS: Each participant's account is credited with the participant's contribution and allocations of Company contributions and Fund investment earnings. Allocations are based on participant account balances in relation to total Fund account balances, as defined by the Plan document. Participants in the Employer Securities Fund are allocated an undivided interest in the shares held by the Fund. At September 30, 1995 and 1994, the Employer Securities Fund held 462,679 and 383,596 shares of Plexus Corp. common stock valued at $16.625 and $10.625 per share, respectively.

PLEXUS CORP. EMPLOYEE STOCK SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS, CONTINUED


1.  DESCRIPTION OF PLAN, CONTINUED:

    D. VESTING AND DISTRIBUTIONS: Participants immediately vest in all contributions made to the Plan. Participant accounts are distributable in the form of a lump sum payment or annual installments (period not to exceed the period permitted under Section 401(1)(9) of the code) of cash or in whole shares of the Company securities as elected by the participant upon a participant's retirement, termination of employment, death, disability, financial hardship or attainment of age 59-1/2. Participants with account balances exceeding $3,500 as of the distribution determination date may elect to defer distribution until the participant's attainment of age 65 or termination of employment, whichever is later. In any event, participant distributions may not be deferred past April 1 of the calendar year following the year in which the participant attains age 70-1/2. Forfeitures of unclaimed distributions are used to reduce Company matching contributions.

    E. PLAN TERMINATION: Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions set forth in ERISA. In the event of Plan termination, the accounts of the participants shall be nonforfeitable.

    F. CHANGES TO THE PLAN: Commencing January 1, 1996, Plexus Corp.'s Employee Stock Savings Plan will be modified. Associated mutual funds will be eliminated and replaced with eight mutual funds maintained by Riggs National Bank of Washington, D.C., the new trustee. The new investment advisor will be Robert W. Baird & Co. of Milwaukee, WI. In addition, participants will be allowed to invest up to 15% of their income in increments of 5%. Participants will be allowed to transfer among all of the funds on a daily basis (except Plexus Common Stock which is limited to one transfer per month), and will have access to their accounts on a daily basis via an interactive telephone system. The Company match will remain at 2.5% and remain in Plexus Common Stock.

PLEXUS CORP. EMPLOYEE STOCK SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS, CONTINUED

2.  SUMMARY OF ACCOUNTING POLICIES:

    The significant accounting policies followed by the Plan in presenting these financial statements are as follows:

     A. INVESTMENTS: Investments in the Employer Securities Fund consist primarily of investments in Company securities which are traded on the NASDAQ exchange and are valued at the last reported sales price on the last business day preceding the valuation date. Investments in the Balanced Fund, the Principal Fund, and the Diversified Equity Fund consist of units of participation, representing an interest in the underlying assets of certain commingled trust funds maintained by the Trustee, rather than ownership of specific assets. The value of a unit or participation is the total value of the respective fund divided by the number of units outstanding. The trusts' investments in securities traded on a national securities exchange are valued at the last reported sales price. Obligations of U.S. Government securities and securities traded on the over-the-counter market are valued at the mean between hid and asked prices. Other securities are stated at fair market value as determined from independent sources. Money market funds held by the trusts are valued at cost which approximates fair value. The market value of all non-money market funds is determined on a monthly basis. Money market funds are valued on a daily basis.

         Purchases and sales of securities are reflected on a trade-date basis. The Plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

     B. INTEREST INCOME: Interest income from securities is recorded as earned on an accrual basis.

     C. ADMINISTRATIVE EXPENSES: Expenses incurred in the administration of the Plan are paid by the Company and are not reflected within these financial statements.

PLEXUS CORP. EMPLOYEE STOCK SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS, CONTINUED


3. INVESTMENTS AND FUND ACTIVITY:

   The current value of investments and other assets in each fund at September 30, 1995 and 1994 are summarized as follows:



                                                                                      1995
                                                      ----------------------------------------------------------------------
                                                        Employer
                                                       Securities      Balanced       Diversified     Principal
                                                          Fund           Fund         Equity Fund        Fund        Total
                                                      -----------     ----------      -----------     ---------    ----------
Plexus Corp. Common Stock                             $7,692,038      $   --          $   --          $   --       $7,692,038
Associated Pension and Profit Sharing
   Intermediate Term Bond Fund                            --             382,892          --              --          382,892
Associated Pension and Profit Sharing Capital
   Appreciation Fund                                      --              60,425        91,559            --          152,014
Associated Bank, N.A. Retirement and Pension
   Cash Investment Fund                                   35,437          43,263         3,530         452,964        535,194
 Associated Pension and Profit Sharing Equity
   Income Fund                                            --              82,479       140,644            --          223,123
Associated Pension and Profit Sharing Regional
   Bank Fund                                              --              59,897        90,797            --          150,694
Associated Pension and Profit Sharing Common
   Stock Fund                                             --             277,234       429,564            --          706,798
Associated Pension and Profit Sharing Foreign
   Equity Fund                                            --             101,026       165,381            --          266,407
                                                      -----------     ----------      -----------     ---------   -----------
      Total Investments                                7,727,475       1,007,216       921,505         452,964     10,109,160

Contributions receivable:
   Employer                                               52,359          --             --               --           52,359
   Employee                                               38,298          22,154        27,106          10,118         97,678
Accrued interest income                                      162             223            34           2,149          2,568
Transfers requested                                      (32,469)         (8,280)       (2,895)         43,644          --
  Other                                                      606             (34)          (17)             50            605
                                                      -----------     ----------      -----------     ---------   -----------
      Net assets available for plan benefits          $7,786,431      $1,021,279      $945,735        $506,925    $10,262,370
                                                      ===========     ==========      ===========     =========   ===========


PLEXUS CORP. EMPLOYEE STOCK SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS, CONTINUED


3.  INVESTMENTS AND FUND ACTIVITY, CONTINUED:

                                                                                        1994
                                                     -----------------------------------------------------------------------------
                                                      Employer                       Diversified
                                                     Securities      Balanced          Equity         Principal
                                                        Fund           Fund             Fund            Fund            Total
                                                     ----------      ---------       -----------      ---------      ------------
Plexus Corp. Common Stock                            $4,075,708       $  --            $  --           $  --          $4,075,706
Associated Bank, N.A. Pension and Profit Sharing
  Bond Fund                                              --            257,205            --              --             257,205
Associated Bank, N.A. Pension and Profit Sharing
  Capital Appreciation Fund                              --             39,083           49,826           --              88,909
Associated Bank, N.A. Retirement and Pension Cash
  Investment Fund                                        58,537         19,370            2,544         325,373          405,824
Associated Bank, N.A. Pension and Profit Sharing
  Equity Income Fund                                     --             51,754           73,049           --             124,803
Associated Bank, N.A. Pension and Profit Sharing
  Regional Bank Fund                                     --             38,243           43,337           --              81,580
Associated Bank, N.A. Pension and Profit Sharing
  Stock Fund                                             --            173,606          282,250           --             405,858
Associated Bank, N.A. Pension and Profit Sharing
  Worldwide Collective Trust Fund                        --             63,454           81,624           --             145,078
                                                     ----------       --------         --------        --------       ----------
    Total investments                                 4,134,245        642,717          482,630         325,373        5,584,965

Contributions receivable:
  Employer                                               63,231          --               --              --              63,231
  Employee                                               49,719         25,245           30,529          11,964          117,457
Accrued interest income                                     194             92               16           1,253            1,555
Transfers requested                                         393         (5,021)            (394)          5,022           --
                                                     ----------       --------         --------        --------       ----------
    Net assets available for plan benefits           $4,248,262       $633,033         $512,781        $343,642       $5,767,718
                                                     ==========       ========         ========        ========       ==========

A summary of the activity in each of the funds for the years ended September 30, 1994 and 1994, follows:

                                                                              Year Ended September 30, 1995
                                                     -----------------------------------------------------------------------------
                                                      Employer                       Diversified
                                                     Securities      Balanced          Equity         Principal
                                                        Fund           Fund             Fund            Fund            Total
                                                     ----------      ---------       -----------      ---------      ------------
Additions:
  Contributions:
    Employer                                         $  644,443       $    --          $  --           $  --         $   644,443
    Employee                                            485,663          261,165        318,868         121,801        1,187,497
  Interest income                                         8,142            1,750            481          22,944           33,316
  Net appreciation of investments                     2,601,126          152,866        162,345           --           2,916,337
                                                     ----------       ----------       --------        --------      -----------
                                                      3,739,374          415,781        481,694         144,745        4,781,594
Deductions:
  Withdrawal and distributions to participants          186,171           29,290         25,600          45,881          266,942
  Transfers                                              15,034           28,245         23,140         (66,419)          --
                                                     ----------       ----------       --------        --------      -----------
    Net increase (decrease)                           3,538,169          358,246        432,954         (20,538)       4,494,652

Assets available for benefits:
  Beginning of year                                   4,248,262          663,033        512,781         343,642        5,767,716
                                                     ----------       ----------       --------        --------      -----------
    End of year                                      $7,786,431       $1,021,279       $945,735        $508,925      $10,262,370
                                                     ==========       ==========       ========        ========      ===========

PLEXUS CORP. EMPLOYEE STOCK SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS, CONTINUED


3.  INVESTMENTS AND FUND ACTIVITY, CONTINUED:

                                                                           Year Ended September 30, 1994
                                                     -----------------------------------------------------------------------------
                                                      Employer                       Diversified
                                                     Securities      Balanced          Equity         Principal
                                                        Fund           Fund             Fund            Fund            Total
                                                     ----------      ---------       -----------      ---------      ------------
Additions:
  Contributions:
    Employer                                         $  562,902       $   --           $  --           $   --          $  562,902
    Employee                                            474,971        240,063          196,965         114,774         1,026,773
  Interest income                                         1,946          1,252            2,967          10,970            17,135
  Net appreciation (depreciation) of investments     (1,776,405)        29,201           14,384            --          (1,732,820)
                                                     ----------       --------         --------        --------      ------------
                                                       (736,586)       270,516          214,316         125,744          (126,010)


Deductions:
  Withdrawal and distribution to participants           253,141         34,325            5,266          25,493           318,226
  Transfers                                              60,526        208,080         (303,731)         35,125              --
                                                     ----------       --------         --------        --------      ------------
      Net increase (decrease)                        (1,050,253)        28,110          512,781          65,126          (444,236)


Assets available for benefits:
  Beginning of year                                   5,295,515        634,923             --           278,516         6,211,954
                                                     ----------       --------         --------        --------       -----------
  End of year                                        $4,248,262       $663,033         $512,781        $343,642        $5,767,718
                                                     ==========       ========         ========        ========       ===========



4.  TAX STATUS:

    The United States Treasury Department advised the Plan on May 15, 1990 that the Plan constitutes a qualified trust under Section 401(a) of the Internal Revenue Code and is therefore exempt from Federal income taxes under provisions of Section 501(a).


    The Plan has been amended since receiving the determination letter. However, the plan administrator believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the financial statements.

    Participants will not be subject to income tax on contributions made on their behalf by the Company nor on the plan earnings credited to their account until such time as they withdraw all or any part of their accumulated balance.

]PLEXUS CORP. EMPLOYEE STOCK SAVINGS PLAN

FORM 5500, ITEM 27(a) - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES SEPTEMBER 30, 1995

Column A                Column B                            Column C                     Column D         Column E
--------    -------------------------------     --------------------------------        ----------       ----------
                  Identity of Issuer,
                   Borrower, Lessor,                                                                       Current
                   or Similar Party                 Description of Investment              Cost             Value
--------    -------------------------------     --------------------------------        ----------       ----------
                Plexus Corp.                    Common stock                            $4,021,722       $7,692,038

                Associated Bank, N.A.           Intermediate Term Bond Fund                328,068          382,892

                Associated Bank, N.A.           Pension and Profit Sharing
                                                Capital Appreciation Fund                  113,927          152,014

                Associated Bank, N.A.           Retirement and Pension Cash
                                                Investment Fund                            535,194          535,194

                Associated Bank, N.A.           Pension and Profit Sharing Equity
                                                Income Fund                                176,629          223,123

                Associated Bank, N.A.           Pension and Profit Sharing
                                                Common Stock Fund                          531,387          706,798

                Associated Bank, N.A.           Pension and Profit Sharing
                                                Foreign Equity Fund                        235,501          266,407
                                                                                        ----------      -----------
                                                                                        $6,058,188      $10,109,160
                                                                                        ==========      ===========

* Party-in-interest transactions, which are exempt from prohibited transaction rules under Section 408(b) of ERISA.


See Report of Independent Accountants.

PLEXUS CORP. EMPLOYEE STOCK SAVINGS PLAN

FORM 5500, ITEM 27(d) - SCHEDULE OF REPORTABLE TRANSACTIONS
FOR THE YEAR ENDED SEPTEMBER 30, 1995




   Column A              Column B              Column C             Column D         Column G          Column I
--------------     --------------------       -----------           --------         ---------       -------------
 Identity of                                   Purchase             Selling          Cost of
Party Involved     Description of Asset          Price               Price            Asset           Gain (loss)
--------------     --------------------       -----------           --------         ---------       -------------


Plexus Corp.        Common Stock              $1,121,570 (12)     $ -                 $ -             $ -


Associated          Retirement and
                    Pension Cash
                    Investment Fund            1,999,652 (117)     1,870,282 (130)     1,870,282        -




NOTES:
(A)  Columns E and F are omitted as they are not applicable.
(B)  Column H is omitted as such amounts are the same as Column D.
(C) Figures in parentheses indicate number of individual transactions in total series.


See Report of Independent Accountants.